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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1994, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643 and 33-50645), Forms S-8 and S-3 (Nos. 2-93087 and
33-22475) and Forms S-3 (No. 33-53729 and 33-65118).



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
                                    NETHERLAND, SEWELL & ASSOCIATES, INC.
                                    PETROLEUM ENGINEERS

Houston, Texas
March 28, 1995
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